Exhibit 99.1

For Immediate Release

Maxygen Reports First Quarter 2010 Financial Results

REDWOOD CITY, Calif., May 6, 2010 — Maxygen, Inc. (Nasdaq: MAXY), a biopharmaceutical company focused on developing improved versions of protein drugs through both internal development and external collaborations and other arrangements, today announced financial and business results for the quarter ended March 31, 2010.

First Quarter 2010 Financial Results

Maxygen reported a net loss attributable to Maxygen, Inc. of $2.0 million, or $0.06 per basic and diluted share, for the first quarter of 2010, compared to a net loss of $1.1 million, or $0.03 per basic and diluted share, for the same period in 2009. The increase in net loss was primarily due to an increase in research and development expenses by Perseid Therapeutics LLC, a majority owned subsidiary, under its collaboration agreements with Astellas Pharma Inc., pursuant to which the parties are collaborating on the discovery, research and development of multiple protein pharmaceutical programs, including Perseid’s CTLA-4 Ig program (designated as the MAXY-4 program).

Revenue for the first quarter of 2010 was $11.4 million, compared to $8.5 million for the same period in 2009. The increase in revenue resulted primarily from an increase in revenues received under Perseid’s collaboration agreements with Astellas.

Total operating expenses were $13.8 million in the first quarter of 2010, compared to $10.0 million in the first quarter of 2009. The increase in operating expenses was primarily due to an increase in research and development expenses under Perseid’s collaboration agreements with Astellas.

At March 31, 2010, cash, cash equivalents and marketable securities totaled $158.6 million. Of this amount, $26.0 million was held by Perseid and may only be used for Perseid’s operations.

Business Results

In January 2010, Maxygen consummated a transaction with AltraVax, Inc. a newly formed, privately-held biopharmaceutical company, under which AltraVax acquired substantially all of Maxygen’s vaccines assets, including the related government grants, as well as an exclusive license to Maxygen’s proprietary technologies to develop vaccines for infectious diseases. Under the arrangement, Maxygen received an initial payment of $500,000 from AltraVax.

In March 2010, the company repurchased 1,433,361 shares of its common stock held by entities affiliated with GlaxoSmithKline plc at $5.55 per share, for an aggregate purchase price of approximately $8.0 million. This is in addition to the 7,345,103 shares of common stock Maxygen repurchased in December 2009 pursuant to a modified “Dutch auction” tender offer.

In April 2010, Codexis, Inc. completed an initial public offering of 6.0 million shares of common stock (not including any exercise of the underwriters’ over-allotment option) at $13.00 per share. As a result of the offering and after a 2-for-3 reverse stock split of the Codexis common stock and preferred stock, Maxygen owns approximately 6.0 million shares of Codexis common stock, representing approximately 18% of the total shares of Codexis common stock outstanding immediately after the offering.

In addition to the majority ownership of Perseid, Maxygen continues to retain a number of significant assets, including approximately $158.6 million in cash, cash equivalents and marketable securities as of March 31, 2010 (including $26.0 million held by Perseid as of such date); its MAXY-G34 program (including the licensing arrangement with Cangene for acute radiation syndrome); an 18% ownership interest in Codexis, and a revenue stream from Maxygen’s biofuels license to Codexis; a potential $30.0 million milestone payment from Bayer HealthCare LLC; and its MolecularBreeding™ platform and intellectual property portfolio (including certain additional fields of application of the technology platform not yet licensed). Maxygen’s focus will be to manage these arrangements to maximize the return to its stockholders over the next several years.

About Maxygen

Maxygen is a biopharmaceutical company focused on developing improved versions of protein drugs through both internal development and external collaborations and other arrangements. Maxygen uses its proprietary DNA shuffling technology and extensive protein modification expertise to pursue the creation of biosuperior proteins. For more information, please visit our website at www.maxygen.com.

About Perseid

Perseid, a majority owned subsidiary of Maxygen, is focused on the discovery, research and development of multiple protein pharmaceutical programs, including its CTLA-4 Ig program. Perseid began operations on September 18, 2009, in connection with the consummation of a joint venture transaction between Maxygen and Astellas. Under the joint venture arrangement, Maxygen contributed $10.0 million of cash and substantially all of its programs and technology assets in protein pharmaceuticals (excluding its MAXY-G34 program) to Perseid in exchange for an 83.3% ownership interest in Perseid. Astellas also invested $10.0 million of cash in Perseid and holds the remaining 16.7% ownership interest. Astellas also has been granted an option to acquire all of Maxygen’s ownership interest in Perseid at specified exercise prices that increase each quarter from the current option price of $61.0 million to $123.0 million over the term of the option, which expires on September 18, 2012.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, there is no assurance that Perseid will be successful or that Astellas will exercise its buy-out option even if Perseid is successful. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks inherent in drug development, such as potential difficulties or delays in the development, testing, regulatory approvals, progression or production of drug compounds, the failure to develop products suitable for commercialization, the delay or suspension of predicted development and commercial timelines for any potential products, the failure to protect intellectual property portfolio and rights; the failure to identify and develop new potential products, and the risk that any compounds developed may have adverse side effects or inadequate therapeutic efficacy, and other economic, business, competitive, and/or regulatory factors affecting Maxygen’s business and the market it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Selected Consolidated Financial Information

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
	(unaudited)
Revenues:
Related party revenue	$10,565	$7,602
Technology and license revenue	511	5
Grant revenue	330	907

Total revenues	11,406	8,514

Operating Expenses:
Research and development	10,804	7,033
General and administrative	2,995	2,885
Restructuring charge	—	98

Total operating expenses	13,799	10,016

Loss from operations	(2,393)	(1,502)

Interest income and other (expense), net	(33)	382

Net loss	(2,426)	(1,120)
Net loss attributable to noncontrolling interest	(430)	—

Net loss attributable to Maxygen, Inc.	$(1,996)	$(1,120)

Basic and diluted net loss per share	$(0.06)	$(0.03)

Shares used in computing basic and diluted net loss per share	31,115	37,900

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$158,603	$159,530
Related party receivable	6,334	13,608
Receivables, prepaid and other assets	2,204	2,322
Property and equipment, net	1,634	1,777

Total assets	$168,775	$177,237

Other liabilities	$11,844	$8,986
Accrued restructuring charges	4,242	4,384
Total deferred revenue	7,252	8,356
Stockholders’ equity	145,437	155,511

Total liabilities and stockholders’ equity	$168,775	$177,237

Note 1: Derived from consolidated audited financial statements as of December 31, 2009.

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Contact:

Linda Chrisman

linda.chrisman@maxygen.com

650.298.5351